Exhibit 10.4

“Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.”

MASTER RESEARCH SERVICES AGREEMENT

THIS AGREEMENT is made on the…5th..day of December 2019

BETWEEN

MONASH UNIVERSITY (ABN 12 377 614 012) of Wellington Road, Clayton, Victoria 3800

(Monash)

AND

MYHYPO PTY LTD (ABN 31 619 501 254) of 647 Glenhuntly Road, Caulfield, Victoria 3162

(MyHypo)

BACKGROUND

A.	MyHypo wishes to engage Monash to provide the Research Services described in each Statement of Work in accordance with the terms of this Agreement.

B.	Monash agrees to perform the Research Services on the terms of this Agreement.

IT IS AGREED AS FOLLOWS:

1.	Definitions

In this document unless expressed or implied to the contrary:

Australian Sanctions Law means any law prohibiting or restricting dealings with proscribed states, persons or entities or seeking to prevent the proliferation of weapons, including but not limited to laws implementing the sanctions imposed by the United Nations Security Council.

Background IP means Intellectual Property owned or controlled by a Party at the Commencement Date or created or acquired independently of this Agreement, that a Party makes available for the performance of the Research Services, and includes Improvements and any Background IP specified in a Statement of Work.

Business Day means Monday to Friday excluding public holidays in Victoria.

Commencement Date means the date specified as such in Schedule 1.

Completion Date means the date specified as such in Schedule 1.

Confidential Information means information disclosed to a Party (Receiving Party) in any material form by the other Party (Disclosing Party) in relation to the Research Services which is by its nature confidential, which is designated by the Disclosing Party as confidential, or which the Receiving Party knows or ought to know is confidential, but does not include (or, as the case requires, ceases to include) information which:

(a)	is in the public domain at the time of disclosure;

(b)	is published or otherwise becomes part of the public domain through no fault of the Receiving Party;

(c)	was in the possession of the Receiving Party at the time of disclosure without an obligation of non-disclosure to the Disclosing Party;

(d)	is received from a third party without an obligation of non-disclosure;

(e)	is independently created by or on behalf of the Receiving Party by persons who had no knowledge of the Confidential Information; or

(f)	is required to be disclosed by law.

Deliverables means the deliverables specified in Item 1B of each Statement of Work.

Developed IP means Intellectual Property created or developed by or on behalf of Monash in the course of performing the Research Services, including the Deliverables, but expressly excluding Background IP.

Discloser means a Party disclosing Confidential Information to the other Party under this Agreement.

Expenses means those expenses specified in Item 7 of each Statement of Work.

Force Majeure Event has the meaning given in clause 17.

GST means GST as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) as amended (GST Act) or any replacement or other relevant legislation and regulations.

Insolvency Event means any of the following events:

(a)	a party, being an individual, commits an act of bankruptcy;

(b)	a party becomes insolvent;

(c)	a receiver, receiver and manager, administrator, controller, provisional liquidator or liquidator is appointed to a party or a party enters into a scheme of arrangement with its creditors or is wound up;

(d)	a party assigns any of its property for the benefit of creditors or any class of them;

(e)	an encumbrancer takes any step towards taking possession or takes possession of any assets of a party or exercises a power of sale; or

(f)	a distress, attachment or other execution is levied or enforced against a party in excess of $10,000.00.

Improvements means any improvements, enhancements, modifications, adaptations, extensions, developments, mutations, application of Background IP, and all other technical advances made by or on behalf of Monash to Background IP, whether or not protected by statute, in the course of providing the Research Services.

Intellectual Property means all rights resulting from intellectual activity whether capable of protection by statute, common law or in equity and including copyright, discoveries, inventions, patent rights, registered and unregistered trademarks, design rights, circuit layouts and plant varieties and all rights and interests of a like nature, together with any and all documentation relating to such rights and interests.

Item means an item in the Statement of Work.

Milestones means the milestones specified in Item 1C of each Statement of Work.

Party means Monash or MyHypo and Parties means both of them.

Personal Information means ‘personal information’ as defined in the Privacy and Data Protection Act 2014 (Vic) and ‘health information’ as defined in the Health Records Act 2001 (Vic).

Recipient means a Party receiving Confidential Information from the other Party under this Agreement.

Schedule means a Schedule annexed to and forming part of this Agreement.

Research Services means the services specified in Item 1A of each Statement of Work.

Services Fee means the amount specified in Item 5 of each Statement of Work calculated in accordance with the Services Rate.

Services Rate means the rate for the provision of the Research Services specified in Item 5 of Schedule 1.

Specified Persons means those persons specified in Schedule 1.

Statement of Work means a document in the form set out in Schedule 2 which details the specific Research Services to be performed and which has been executed by both parties.

Term means that period of time described in clause 2.1.

2.	Term

2.1	This Agreement commences on the Commencement Date and will continue until the Completion Date unless extended under clause 2.2 or terminated earlier under clauses 5.2 or 18.

2.2	This Agreement may be extended by mutual agreement of the parties in writing.

3.	Performance of Services

3.1	Monash will provide the Research Services pursuant to individual Statements of Work from time to time developed and agreed by MyHypo and Monash during the Term. Each Statement of Work will only be binding on both Parties when signed by both Parties.

3.2	In relation to each Statement of Work agreed and executed in accordance with clause 3.1, Monash will provide:

(a)	the Research Services described in Item 1A; and

(b)	the Deliverables described in Item 1B, of that Statement of Work in accordance with the Milestones specified in Item 1C of that Statement of Work from the Start Date in Item 2 of that Statement of Work until the End Date in Item 3 of that Statement of Work.

3.3	Monash will provide the Research Services in a proper and professional manner and with all due care, skill and diligence.

3.4	Monash will supply all personnel, equipment, materials and other things necessary to perform the Research Services excepting only those items expressed in Item 4 of each Statement of Work to be supplied by MyHypo (MyHypo Items). Monash will return or destroy (at MyHypo’s election) all MyHypo Items upon completion of the Research Services under each Statement of Work.

3.5	In relation to each Statement of Work, MyHypo acknowledges agrees that to the extent that Monash is unable to perform the Research Services specified in that Statement of Work, or there is a change in the scope of the Research Services specified in the Statement of Work, due to any act or omission of MyHypo or any Force Majeure Event, Monash may, acting reasonably, propose amendments to the Statement of Work, including the Services Fee. Monash will promptly provide MyHypo with notice of such proposed amendments, whereupon the Parties will agree on changes (if any). If the Parties are unable to agree on the changes, then that Statement of Work will be terminated on a date agreed between the Parties (acting reasonably) and Monash will be paid for the Services Fee and Expenses for that Statement of Work up to the date of termination of that Statement of Work, including any committed Services Fees and Expenses.

3.6	MyHypo will promptly provide Monash with the MyHypo Items, in additional to all information and assistance reasonably required to enable Monash to carry out the Research Services.

3.7	MyHypo will:

(a)	ensure that the MyHypo Items are accurate, complete and current;

(b)	ensure that it is entitled to supply the MyHypo Items to Monash for the purpose of the Research Services;

(c)	ensure that the use of the MyHypo Items in connection with the Research Services is lawful and all required consents, permissions or authorisations relating to such use have been obtained;

(d)	be responsible for arranging for the packaging and delivery of all MyHypo Items to Monash and for all associated costs. Monash will not be responsible for any damage to the MyHypo Items prior to delivery to it;

(e)	unless specified by written notice to Monash, ensure that the MyHypo Items, when used by Monash for the Research Services, are not reasonably capable of constituting a threat to safety, health, life, property or the environment; and

(f)	ensure that it provides Monash all relevant information regarding the MyHypo Items, including, without limitation, information relating to the safe, secure and appropriate transportation, use, storage and disposal of the MyHypo Items.

3.8	If a 12 month plan is outlined in Schedule 3 to this Agreement, then this clause 3.8 applies. Over the Term of this Agreement it is anticipated that Monash will undertake the work outlined in Schedule 3 to this Agreement. It is acknowledged by both Parties that the outline in Schedule 3 may be amended over the Term of this Agreement by the mutual agreement of both Parties, and Monash is not required to perform any of the work outlined in Schedule 3 unless a Statement of Work has been agreed in accordance with clause 3.1.

4.	Services Fee

4.1	In consideration of the performance of the Research Services, MyHypo agrees to pay the Services Fee and Expenses for each Statement of Work to Monash in accordance with the provisions of this clause 4 and Items 5, 6 and 7 of the relevant Statement of Work.

4.2	Monash shall submit invoices for amounts payable according to Items 6 and 7 of the Statement of Work and MyHypo agrees and undertakes to pay such amounts within 30 days of receipt of the tax invoice.

4.3	The Services Fee are expressed exclusive of GST. If any amount payable by MyHypo for the Research Services is subject to GST, then the amount of the GST will be itemised in the tax invoice that Monash shall submit to MyHypo and MyHypo undertakes to pay such amount within 30 days of receipt of the tax invoice.

5.	Personnel

5.1	Monash shall appoint the Specified Persons set out in Schedule 1 as having primary responsibility for the provision of the Research Services.

5.2	Monash agrees to use reasonable endeavours to ensure that the Specified Persons are actively involved in delivering the Research Services. Where the Specified Persons leave the employ of Monash or are unable to perform the Research Services, Monash will use reasonable endeavours to provide a replacement subject to MyHypo’s approval which will not be unreasonably withheld or delayed. If a suitable replacement cannot be found or is not agreed to by the Parties, the Parties will communicate with each other and decide whether to terminate this Agreement. If the Parties agree to terminate this Agreement under this clause, Monash will be entitled to payment for work done and Expenses up to the date of termination, and reasonable costs necessarily incurred arising from such termination.

6.	Confidentiality

6.1	Each party (Receiving Party) receiving, possessing or otherwise acquiring Confidential Information of the other party (Disclosing Party) acknowledges that the Disclosing Party's Confidential Information is the property of and confidential to or a trade secret of the Disclosing Party. The Receiving Party must:

(a)	keep the Disclosing Party's Confidential Information confidential and not directly or indirectly disclose, divulge or communicate that Confidential Information to, or otherwise place that Confidential Information at the disposal of, any other person without the prior written approval of the Disclosing Party;

(b)	take all reasonable steps to secure and keep secure all Disclosing Party's Confidential Information in its possession or control; and

(c)	not deliberately memorise, use, modify, reverse engineer or make copies, notes or records of the Disclosing Party's Confidential Information for any purpose other than in connection with the performance by the Receiving Party of its obligations under this Agreement.

6.2	MyHypo shall not publish, or make a public statement about, any findings, results, outcomes or recommendations arising from the Research Services in association with the name, trade marks or logos of Monash or the name of Monash staff, without the express written approval of Monash.

6.3	MyHypo shall not represent that Monash or any Monash staff in any way endorse, support or approve of, any products, services, intellectual property or business of the MyHypo, unless Monash has given its express written consent to such representation.

7.	Background Intellectual Property

7.1	Each Party agrees that it will not have any claim, ownership or interest in the other Party’s Background IP, except as specified in this Agreement.

7.2	Where Background IP is contributed by MyHypo, MyHypo grants Monash a non-exclusive, royalty-free licence for the Term to use, reproduce, communicate, modify and adapt that Background IP solely for the purpose of providing the Research Services.

7.3	To the extent that Improvements have been made by Monash to MyHypo’s Background IP in performing the Research Services pursuant to a Statement of Work (MyHypo Improvements), Monash agrees that title to, and all Intellectual Property Rights (including future copyright) in the MyHypo Improvements will automatically be transferred and assigned to MyHypo, encumbrance free, such transfer and assignment to be effective on payment in full of the Services Fee and Expenses for that Statement of Work.

7.4	Monash agrees to execute all such further documents and do all such further acts, at MyHypo’s expense, that are necessary to effect the assignment in clause 7.3.

8.	Ownership of Developed IP

8.1	Title to, and all Intellectual Property (including future copyright) in, the Developed IP created or developed pursuant to a Statement of Work will automatically be transferred and assigned to MyHypo, encumbrance free, such transfer and assignment to be effective on payment in full of the Services Fee and Expenses for that Statement of Work.

8.2	Monash agrees to execute all such further documents and do all such further acts, at MyHypo’s expense, that are necessary to effect the assignment of the Developed IP to MyHypo under clause 8.1

8.3	Where the use of any Monash Background IP is necessary for MyHypo to be able to fully utilise the Developed IP, Monash will grant MyHypo a non-exclusive licence, on reasonable commercial terms to be negotiated in good faith, to use, reproduce, communicate, publish, adapt and exploit that Background IP in conjunction with the Developed IP to the extent necessary and solely for the purpose of utilising the Developed IP.

9.	Acknowledgement

9.1	MyHypo acknowledges and agrees that:

(a)	while Monash will exercise reasonable care and diligence in carrying out the Research Services, research work is by its nature uncertain and that the outcomes of the Research Services and its ability to produce commercially useful results cannot be assured;

(b)	Monash makes no representation and gives no warranties that any Developed IP will be patentable;

(c)	Monash is not required to make enquiries or undertake patent searches to ascertain whether any Developed IP or Background IP infringes any third party Intellectual Property;

(d)	the Developed IP is a result of experimental research and as such, MyHypo must use its own judgement as to the applicability and appropriateness of the Developed IP for MyHypo’s intended use;

(e)	MyHypo assumes sole responsibility and risk in interpreting, using, exploiting and protecting the Developed IP (including any findings, results and recommendations contained within); and

(f)	given the above, to the maximum extent permitted by law, subject to clause 15.1 and notwithstanding anything else in this Agreement, Monash will not be liable to MyHypo for any loss or damage arising from:

(i)	MyHypo’s (or any of its users) use of any Developed IP (including any findings, results and recommendations contained within); or

(ii)	Monash's failure to perform work on time or within estimated costs, provided that Monash has exercised reasonable care and diligence in carrying out the Research Services.

10.	Developed IP and Background IP limitation on warranty

10.1	Monash makes no representations and gives no warranties that the Developed IP, Monash Background IP, or any Improvements to MyHypo’s Background IP when used by MyHypo in accordance with the terms of this Agreement or otherwise, will not infringe upon any third party Intellectual Property.

11.	Limitation on condition, guarantee or warranty

11.1	Monash will exercise all reasonable care and diligence in carrying out the Research Services but where permitted by law (including, without limitation, under the Competition and Consumer Act 2010) specifically excludes any condition, guarantee or warranty either express or implied, as to the standard or timeliness of work, the accuracy of, or fitness for a particular purpose of, the Research Services.

12.	Limitation of liability

12.1	To the fullest extent permitted by law (including, without limitation, the Competition and Consumer Act 2010), Monash’s liability under any condition, guarantee or warranty which cannot legally be excluded is limited, at the option of Monash, to supplying the Research Services again or paying the cost of having the Research Services supplied again.

12.2	Monash’s liability under this Agreement is reduced to the extent that any damage, liability, loss or cost arises from or is attributable to any act or omission of MyHypo, its officers, employees, agents or contractors.

13.	MyHypo to bear responsibility and risk

13.1	MyHypo assumes sole responsibility and risk in interpreting, using and exploiting the Developed IP and any Improvements to its Background IP (including any findings, results and recommendations therein) and shall indemnify Monash and its officers, employees and agents against any actions, proceedings, suits, claims and demands arising from such interpretation, use or exploitation by MyHypo, its officers, employees, contractors, agents, successors, licensees or assigns; save to the extent such loss, damage or expense is directly attributable to any breach of this Agreement by Monash or any negligent, fraudulent, or unlawful act or omission by Monash.

14.	Special, indirect or consequential loss or damage

14.1	To the fullest extent permitted by law, Monash will not be liable to MyHypo or any third party for any special, indirect or consequential loss or damage, or loss of anticipated profits, revenue, data or opportunity, arising from or in any way relating to this Agreement, whether in tort (including negligence), contract, statute, equity or otherwise.

15.	Maximum liability

15.1	Notwithstanding any other clause in this Agreement and to the fullest extent permitted by law, Monash’s liability arising from its obligations under this Agreement or in any other manner related to this Agreement, whether in tort (including negligence), contract, statute, equity or otherwise, will not in the aggregate exceed the Services Fees and Expenses paid under this Agreement.

16.	Privacy

16.1	Each Party must handle any Personal Information relating to the Research Services or under this Agreement in accordance with the Privacy and Data Protection Act 2014 (Vic) and the Health Records Act 2001 (Vic), including the Information Privacy Principles and Health Privacy Principles, and any code of practice or guidelines made under these Acts, and must co-operate with all efforts by either Party to comply with these laws, codes and guidelines, including in response to a complaint or a suspected privacy breach.

16.2	Where MyHypo discloses any Personal Information it receives from Monash, or it receives, creates or holds in connection with this Agreement, to any third party for the purposes of this Agreement, MyHypo must ensure that the third party is subject to enforceable obligations requiring the third party to comply with the obligations in this clause as if the third party were MyHypo, and to enforce these obligations against the third party if required to do so by Monash.

16.3	To the extent that:

(a)	the European Union’s General Data Protection Regulation (2016/679) (GDPR) is applicable to Monash or MyHypo (or both) in the context of this Agreement; and

(b)	GDPR provisions impose obligations on Monash or MyHypo (or both) which are additional to the obligations in clauses 16.1 and 16.2 in respect of personal data as that term is defined in the GDPR, MyHypo shall comply with those GDPR provisions in addition to its obligations under clauses 16.1 and 16.2.

16.4	MyHypo will indemnify and will continue to indemnify, defend and hold harmless Monash, its officers and employees from and against all claims, losses, liabilities, damages, settlements, expenses and costs (including reasonable legal costs) arising out of or relating to MyHypo’s breach of this clause 16 or a breach by any third party of the obligations it undertakes under clause 16.2.

17.	Force Majeure

17.1	Notwithstanding any other provision of this Agreement, neither Party will be liable for any failure to fulfil any term of this Agreement where that fulfilment is delayed, prevented, restricted or interfered with for any reason outside that Party's reasonable control (Force Majeure Event).

17.2	The Party unable to perform its obligations as a result of a Force Majeure Event must:

(a)	notify the other Party promptly of any delay referred to in clause 17.1; and

(b)	use reasonable endeavours to resume performance in accordance with this Agreement as soon as possible.

18.	Default and termination

18.1	This Agreement may be terminated by mutual agreement of the Parties in writing.

18.2	Either Party may terminate this Agreement immediately by giving notice in writing to the other Party upon the other Party suffering an Insolvency Event. This termination by notice does not affect any claim either Party may have against the other arising out of the terms of this Agreement at the date of the termination.

18.3	Either party (First Party) may terminate this Agreement by notice in writing to the other if the other Party commits any breach of the terms of this Agreement and that breach is not remedied within 30 days of notice in writing from the First Party requiring the breach to be remedied.

18.4	A Statement of Work may be terminated by mutual agreement of the Parties in writing if the Parties agree that the Milestones in relation to that Statement of Work will not be met, whether because it appears the outcomes will not be attained or for technical reasons the work should not continue.

18.5	All unpaid Services Fees become due and payable upon termination of this Agreement.

18.6	Upon termination of this Agreement for any reason each Party must immediately cease using the other Party’s Confidential Information and immediately return to the other Party its Confidential Information or, if requested by the other Party, destroy it.

18.7	In the case of termination pursuant to clause 18.4 or where Monash is terminating this Agreement pursuant to clauses 18.2 or 18.3, MyHypo will meet payments due to Monash up to the effective date of termination, plus the reasonable costs and committed expenses of Monash which cannot be avoided notwithstanding the termination.

18.8	The obligations under clauses 1, 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 18, 19, 20, 21 and 22 shall survive termination or expiry of this Agreement.

19.	Dispute Resolution

19.1	If any dispute arises between the Parties out of or in connection with this Agreement, the Parties shall endeavour to resolve that dispute by negotiation in good faith.

19.2	If the dispute is not mutually resolved within 20 Business Days of a Party serving on the other Party a written dispute notice, each Party must nominate one senior representative who shall meet as soon as practicable for the purpose of endeavouring to resolve the dispute.

19.3	If within 20 Business Days after submitting the dispute to senior representatives the Parties fail to resolve the dispute then the Parties shall have the right to seek the determination of the dispute in a court or tribunal exercising jurisdiction over such matters in Victoria, Australia.

19.4	The provisions of this clause 19 shall not preclude a Party from seeking urgent interlocutory relief in a court of competent jurisdiction.

20.	Notices

Notices under this Agreement must be delivered in legible writing in English by prepaid postage, by hand or by email to each of the Parties at the address set out in Schedule 1 or such other address as either Party may specify by notice in writing to the other. Notices will be deemed to be given:

20.1	two (2) Business Days after deposit in the mail with postage prepaid;

20.2	when delivered by hand; or

20.3	if sent by email, four hours after the time sent unless the sender receives an automated message that the email has not been delivered.

21.	Interpretation

21.1	This Agreement is governed by and is to be construed in accordance with the laws of Victoria. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Victoria and waives any right to object to proceedings being brought in those courts.

21.2	The rights, duties, obligations and liabilities of the Parties under this Agreement shall in every case be several and not joint nor joint and several. If a Party consists of more than one person, this Agreement binds them jointly and each of them severally.

21.3	In this Agreement, a reference to a statute includes regulations under it and consolidations, amendments, re-enactments or replacements of any of them.

21.4	If a provision in this Agreement is held to be illegal, invalid, void, voidable or unenforceable, that provision must be read down to the extent necessary to ensure that it is not illegal, invalid, void, voidable or unenforceable. If it is not possible to read down a provision as required in this clause then that provision shall be deemed void and shall be severed from this Agreement without affecting the validity or enforceability of the remaining part of that provision or the other provisions in this Agreement.

21.5	This Agreement may be executed in any number of counterparts all of which taken together constitute one instrument.

21.6	If a payment or other act is required by this Agreement to be made or done on a day which is not a Business Day, the payment or act must be made or done on the next following Business Day.

21.7	In this Agreement, a reference to:

(a)	the singular includes the plural and vice versa; and

(b)	a gender includes the other genders.

22.	General

22.1	This Agreement, including the Schedules, may only be varied or replaced by a document duly executed by the Parties.

22.2	This Agreement contains the entire understanding between the Parties with regard to the subject matter of this Agreement. All previous agreements, representations, warranties, explanations and commitments, express or implied, are superseded by this Agreement and have no effect.

22.3	Neither Party may assign any right or obligation under this Agreement to any person without the prior written consent of the other Party.

22.4	Each person who executes this Agreement on behalf of a Party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

22.5	The Parties acknowledge their obligations under Australian Sanctions Laws, including but not limited to those arising under the Charter of the United Nations Act 1945 (Cth) and the Autonomous Sanctions Act 2011 (Cth), and undertakes to comply with those obligations.

EXECUTED as an Agreement

Signed for and on behalf of
Monash University by its
Authorised Officer:	/S/Authorized Signatory
(signature)

Authorized Signatory
Director, Monash Institute of Pharmaceutical Sciences

(name of authorised officer)
12/5/2019

(date)

Signed for and on behalf of
myhypo pty LIMITED
by its Authorised Officer:	/S/Nathan Givoni
(signature)

Nathan Givoni
(name of authorised officer)

12/5/2019
(date)

SCHEDULE 1

1.	Commencement Date	The date on which this Agreement is signed by the last party

2.	Completion Date	One year from the Commencement Date.

3.	Specified Persons	- Professor [*****], Centre Director - [*****], Centre Manager

4.	Address for Service of Notices
	Monash	Attention: [*****], Centre Manager Address: Medicines Manufacturing Innovation Centre Monash University 399 Royal Parade Parkville VIC 4052 Email : [*****]
	MyHypo	Attention: Nathan Givoni Address: HyHypo Pty Ltd, 647 Glenhuntly Road, Caulfield, Victoria 3162 Email : [*****]

5.	Services Rate	$[*****] per year, calculated on the basis of one Full Time Equivalent Research Officer, and pro-rated as necessary for each Statement of Work.

SCHEDULE 2

Statement of Work

PROJECT CODE & SHORT TITLE [insert]

FINANCIAL YEAR [insert]

This Statement of Work is issued under the Master Research Services Agreement between MyHypo Pty Ltd (ABN 31 619 501 254) and Monash University (ABN 12 377 614 012) dated [insert]. The terms of the Master Research Services Agreement apply to the Research Services set out in this Statement of Work and must be read in conjunction with those terms. To the extent that the terms of the Master Research Services Agreement and this Statement of Work conflict, the terms of the Statement of Work shall take precedence.

Item 1A: Research Services to be performed by Monash

[insert details of the specific project to be undertaken by Monash. If the Research Services are set out in a Research Proposal or Project Plan, insert the words ‘As described in the attached [Research Proposal/Project Plan]’ and attach the relevant Research Proposal/Project Plan to the Statement of Work]

Item 1B: Deliverables
[insert the reports or other deliverables to be provided by Monash and due dates (unless these are to be set out in the Milestones section]
Item 1C: Milestones
[insert milestone] [insert completion date] [insert milestone] [insert completion date] [insert milestone] [insert completion date]
Item 2: Start Date
[insert the start date for the Research Services or otherwise insert the words ‘The date on which this Statement of Work is signed by the last Party’]
Item 3: End Date
[insert the end date for the completion of the Research Services]
Item 4: MyHypo Items

[insert any items including personnel, equipment, materials or other items MyHypo is required to supply in order for Monash to perform the Research Services. If there are no items, insert the words ‘Not applicable’ here]

Item 5: Services Fee (exclusive of GST)

[insert the total Services Fee payable by MyHypo to Monash for the Research Services, noting that during the one year Term MyHypo is expected to spend at least $[*****], which can be prorated as required – e.g., $[*****]for a one month project or $[*****] for three months] (exclusive of GST).

Item 6: Payment Schedule (all amounts are exclusive of GST)

[insert the dates/milestones when specific amounts of the Services Fee are to be paid to Monash along with the relevant amount (ensure this adds up to the total Services Fee). For example:

1 July 2020 [*****]

Submission of final report [*****]

Item 7: Expenses
[insert comprehensive description of the types of expenses MyHypo will cover (eg travel and accommodation expenses), when these expenses are payable (eg subject to prior written approval) and on what basis (eg provision of written evidence/receipts]
Item 8: Background IP
[insert Background IP to be provided by either Party (if any)] Monash Background IP: MyHypo Background IP:

Signed for and on behalf of MONASH UNIVERSITY by its Authorised Officer:	Signed for and on behalf of myhypo pty ltd by its Authorised Officer:

(signature)	(signature)

(name of authorised officer)	(name of authorised officer)

(date)	(date)

SCHEDULE 3

Summary of proposed 12-month activity

Not applicable.